EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-224925) on Form S-8 of BCB Bancorp, Inc. of our report dated June 25, 2020, which appears in this Annual Report on Form 11-K of the BCB Community Bank 401(k) Plan for the year ended December 31, 2019.

/s/ Wolf & Company, P.C.
Boston, Massachusetts
June 25, 2020